EXHIBIT 23(n)

                                FUNDVANTAGE TRUST

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

            This Multiple Class Plan (the "Plan") has been adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act") by a majority of the Board of Trustees (the "Board") of FundVantage Trust (the "Trust"), including a majority of those Trustees who are not "Interested persons" of the Trust as defined in the 1940 Act (the "Independent Trustees"), with respect to each series of the Trust listed in Appendix A attached hereto (each a "Fund" and, collectively, the "Funds").

            The Plan, in accordance with Rule 18f-3 under the 1940 Act, (i) designates classes of shares of each Fund and (ii) sets forth the differences between the classes with respect to shareholder services, distribution arrangements, expense allocations and any related conversion features or exchange privileges. Appendix A, as it may be amended from time to time, lists the Funds that operate under the Plan, and the classes of each such Fund. Appendix A also sets forth the actual sales charges, Rule 12b-1 distribution fees and shareholder service fees of each class of shares of each Fund. Additional details and restrictions regarding such fees and services are provided in each Fund's prospectus and statement of additional information.

            The Trust's Board, including a majority of the Independent Trustees, has determined that the Plan, including the allocation of expenses, is in the best interests of the Trust, each Fund and each class of shares offered by a Fund.

I. Classes Offered. Each Fund's shares may be divided into Institutional Class, Retail Class Class A, Class C and Class I shares. Retail Class, Class A and Class C shares shall be available to all investors and will be sold by the Trust's principal underwriter for the Funds (the "Distributor") and by banks, securities brokers or dealers and other financial institutions that have entered into a selling agreement with the Distributor. Institutional Class and Class I shares will be available only to certain eligible investors as disclosed in each Fund's prospectus.

      A. Retail Class Shares. Retail Class shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Retail Class shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Retail Class shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Retail Class shares.

      B. Institutional Class Shares. Institutional Class shares shall be offered at the net asset value per share. Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

      C. Class A Shares. Class A Shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution fees. The distribution plan for Class A Shares allows for the payment of a distribution fee up to 0.25% of average daily net assets of the Class A Shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class A Shares.

      D. Class C Shares. Class C Shares shall be offered at the public offering price (net asset value per share and applicable sales charge) and subject to a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act with ongoing distribution and service fees. The distribution plan for Class C Shares allows for the payment of a distribution and service fee up to 0.75% of average daily net assets of the Class C Shares of a Fund to pay for distribution activities and expenses primarily intended to result in the sale of Class C Shares and a shareholder servicing fee of 0.25% of average daily net assets for personal services and/or the maintenance of shareholder accounts of shareholders of Class C Shares.

      E. Class I Shares. Class I Shares shall be offered at the net asset value per share. Institutional Class shares are not subject to Rule 12b-1 distribution fees or shareholder service fees.

II. Expense Allocation. All expenses of each Fund shall be allocated among each of the Classes in accordance with Rule 18f-3 under the 1940 Act, except that the fees and expenses incurred by a Fund under a distribution plan or shareholder service plan for any class of shares shall be allocated to the class of shares subject to such plan and the following types of expenses specific to each class shall be allocated to such class:

            1.    transfer agency and other record keeping costs;

            2. Securities and Exchange Commission and blue sky registration or qualification fees;

            3. printing and postage expenses related to printing, preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a particular class or to regulatory authorities with respect to such class;

            4. audit or accounting fees or expenses relating solely to such class;

            5. the expenses of administrative personnel and services as required to support the shareholders of such class;

            6. litigation or other legal expenses relating solely to such class;

            7. Trustees fees and expenses incurred as a result of issues relating solely to such class; and

            8. other expenses subsequently identified and determined to be properly allocated to such class.

III. Shareholder Services. Other than any shareholder services that may be provided under a shareholder service plan for the Funds, the services offered to shareholders of each class of shares shall be the same.

IV. Conversion Features. No shares of any class shall automatically convert to shares of another class.

V. Exchange Privileges. Shareholders of a Class may exchange their shares for shares of the same Class of any other Fund (I.E., Institutional Class shares may be exchanged for Institutional Class shares of another Fund) at their relative net asset values as set forth in the prospectus of a Fund.

VI. Voting and other Rights. Each Class of shares shall have (a) exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements; (b) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and (c) in all other respects, the same rights and obligation as the other classes.

VII. Amendments to the Plan. The Plan may not be materially amended to change its provisions unless a majority of the Board of the Trust, including a majority of the Trustees who are not Interested persons of the Trust within the meaning of the 1940 Act, shall find that the Plan, as proposed and including the expense allocations, is in the best interest of each Class individually and the Fund as a whole.

                                FUNDVANTAGE TRUST

                                   APPENDIX A

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                                                                                        MAXIMUM
                                                      MAXIMUM INITIAL    MAXIMUM        MAXIMUM        SHAREHOLDER
     FUND/SHARE CLASS                                  SALES CHARGE        CDSC     RULE 12b-1 FEES   SERVICE FEES
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1.   MBIA HIGH YIELD FUND
     Retail                                                 None        None*             0.25%           None
     Institutional                                          None        None*             None            None
2.   MBIA CORE PLUS FIXED INCOME FUND
     Retail                                                 None        None*             0.25%           None
     Institutional                                          None        None*             None            None
3.   MBIA MULTI-SECTOR INFLATION PROTECTION FUND
     Retail                                                 None        None*             0.25%           None
     Institutional                                          None        None*             None            None
4.   MBIA MUNICIPAL BOND INFLATION PROTECTION FUND
     Retail                                                 None        None*             0.25%           None
     Institutional                                          None        None*             None            None
5.   LATEEF FUND
     Class A                                                5.00%       None+             0.25%           None
     Class C                                                None        None+             1.00%++         None
     Class I                                                None        None+             None            None
6.   BOSTON ADVISORS US SMALL CAP EQUITY FUND
     Institutional                                          None        None(ss.)         None            None
7.   BOSTON ADVISORS INTERNATIONAL EQUITY FUND
     Institutional                                          None        None(ss.)         None            None
8.   CORVERUS STRATEGIC EQUITY FUND
     Class A                                                5.75%       None**            0.25%           None
     Class I                                                None        None**            None            None

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* Retail and Institutional Class shares of the MBIA High Yield Fund, the MBIA Core Plus Fixed Income Fund, the MBIA Multi-Sector Inflation Protection Fund and the MBIA Municipal Bond Inflation Protection Fund (the "MBIA Funds") are subject to a redemption fee of 1.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the MBIA Funds and is withheld from redemption proceeds.

+ Class A, C and I shares of the Lateef Fund are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 120 days of purchase. The fee is retained by the Lateef Fund and is withheld from redemption proceeds.

++ Class C shares of the Lateef Fund are subject to a Rule 12b-1 fee of 0.75% and a shareholder servicing fee of 0.25%.

(ss.) Institutional Class shares of the Boston Advisors US Small Cap Equity Fund and the Boston Advisors International Equity Fund (the "Boston Advisors Funds") are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within 60 days of purchase. The fee is retained by the Boston Advisors Funds and is withheld from redemption proceeds.

** Class A and I shares of the Corverus Strategic Equity Fund are subject to a redemption fee of 2.00% calculated as a percentage of the amount redeemed, and may be charged when a shareholder redeems shares within one
      (1) year of purchase. The fee is retained by the Corverus Strategic Equity Fund and is withheld from redemption proceeds.